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Exhibit 5.1

DAVIS, MALM & D'AGOSTINE, P.C.
ONE BOSTON PLACE
BOSTON, MA 02108
TEL. 617-367-2500

                      October 28, 2005

Clean Harbors, Inc.
1501 Washington Street
Braintree, MA 02184

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

        You are seeking to register 2,300,000 shares (the "Shares") of Common Stock, $.01 value per share, of Clean Harbors, Inc., a Massachusetts corporation (the "Company"), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 which you are filing with the Securities and Exchange Commission (the "Commission"). Such Registration Statement, as it may hereafter be amended, is referred to hereafter as the "Registration Statement", and the form of prospectus included in, or filed under, the Registration Statement is referred to hereafter as the "Prospectus."

        As described in the Prospectus, you propose to make a public offering of 2,000,000 of the Shares on a firm commitment basis through underwriters for whom Credit Suisse First Boston LLC is acting as representative. The other 300,000 of the Shares will be registered for purposes of the 30-day over- allotment option being provided by you to the underwriters. You have requested that we furnish to you an opinion as to the legality of the Shares, which opinion will be filed as an Exhibit to the Registration Statement.

        We have examined the Restated Articles of Organization and By-Laws of the Company, as amended, copies of votes of the Board of Directors of the Company, the Registration Statement (including the documents incorporated therein by reference) and the Exhibits thereto, and such other documents as we deemed pertinent. We have also made such examination of law as we have felt necessary in order to render this opinion.

        As to certain factual matters relevant to this opinion, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and certificates of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigation with regard to matters of fact, and we do not express any opinion as to matters of fact that might have been disclosed by independent verification. In rendering our opinion set forth below, we have assumed, without independent verification, (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the original documents of all documents submitted to us as conformed, facsimile, photostatic or electronic copies.

        Based upon and subject to the foregoing, we are of the opinion that, upon the issuance and sale of the Shares in the manner described in the Registration Statement, the Shares will be legally issued, fully-paid and nonassessable.

        We are providing this opinion to you for your use in connection with the Registration Statement and the transactions contemplated by the Registration Statement, and this opinion may not be used or relied upon by any other person or for any other purpose without our express written consent, except that you may file a copy of this opinion with the Commission as an Exhibit to the Registration

Statement as described below. The only opinion rendered by us consists of those matters set forth in the preceding paragraph, and no opinion may be implied or inferred beyond the opinion expressly stated.

        In particular, but without limitation, this opinion does not pass on the application of "Blue Sky" or securities law of the various states or of any jurisdiction (other than the federal securities laws of the United States) in which the Shares may be offered or sold.

        We hereby consent that this opinion may be filed as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus.

Very truly yours,
DAVIS, MALM & D'AGOSTINE, P.C.
BY:	/S/ C. MICHAEL MALM C. Michael Malm Managing Director

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  Exhibit 5.1